UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2014

Fairway Group Holdings Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35880 (Commission File Number)	74-1201087 (IRS Employer Identification No.)

2284 12th Avenue

New York, New York 10027

(Address of Principal Executive Offices)

(646) 616-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2014, Fairway Group Holdings Corp. (the “Company”) and Howard Glickberg, the Company’s Vice Chairman of Development, entered into an amendment to Mr. Glickberg’s employment agreement, effective January 1, 2014, that:

•                  extends the expiration date of the initial term of the agreement from January 18, 2015 to January 18, 2016; and

•                  increases his annual salary from $1.1 million to $1.35 million, and provides that $600,000 of his annual salary will be paid in cash, with the remainder of the salary (i.e., the difference between his then annual salary and $600,000) paid in restricted stock units for shares of the Company’s Class A common stock (“RSUs”).  On the last business day of each calendar quarter, Mr. Glickberg will be issued, pursuant to the Company’s 2013 Long-Term Incentive Plan, that number of RSUs determined by dividing one fourth of the portion of the annual salary to be paid through the issuance of RSUs by the closing price of the Class A common stock on the last business day of such calendar quarter.  The RSUs will be immediately vested, but shares of Class A common stock will not be issued in settlement of the RSUs until the first anniversary of the date of issuance of the RSU then being settled.

In connection with the Company’s initial public offering in April 2013, Mr. Glickberg was granted RSUs for 145,924 shares of Class A common stock, which will vest on April 22, 2016, subject to his continued service with the Company.  In connection with the amendment to Mr. Glickberg’s employment agreement, the Company and Mr. Glickberg amended the agreement pursuant to which Mr. Glickberg was granted RSUs to provide that:

•                  all RSUs will immediately vest if Mr. Glickberg’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. Glickberg with good reason (as defined in his employment agreement) or the Company fails to renew the employment agreement at the end of the initial term or any additional term; and

•                  if Mr. Glickberg’s employment is terminated by reason of his death or disability, the number of unvested RSUs that vest will be equal to the product determined by multiplying the number of unvested RSUs by a fraction, the numerator of which is the number of days from April 22, 2013 to the date of his death or disability, as applicable, and the denominator of which is 1,096.

In connection with the Company’s initial public offering in April 2013, Mr. Glickberg was granted options to purchase 48,641 shares of Class A common stock, which vest in four equal annual installments commencing April 22, 2014.  In connection with the amendment to Mr. Glickberg’s employment agreement, the Company and Mr. Glickberg amended the agreement pursuant to which Mr. Glickberg was granted options to provide that:

•                  all options will immediately vest if Mr. Glickberg’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. Glickberg with good reason (as defined in his employment agreement) or the Company fails to renew the employment agreement at the end of the initial term or any additional term; and

•                  if Mr. Glickberg’s employment is terminated by reason of his death or disability, the number of unvested options that vest will be equal to the product determined by multiplying 12,160 by a fraction, the numerator of which is the number of days from April 22, 2013 (if termination occurs prior to April 22, 2014) or the latest vesting date (if termination occurs on or after April 22, 2014) to the date of death or disability, as applicable, and the denominator of which is 365 or 366, as applicable.

Item 8.01 Other Events.

Amendment of Lease for Portion of Broadway Store

The Company’s Broadway store is one of its most important stores.  The store is located in two properties with two different landlords, one of which is unrelated to the Company (the “Unrelated Landlord”) and the other of which (the “Related Landlord”) is owned by Mr. Howard Glickberg, our Vice Chairman of Development, and his two partners who, together with Mr. Glickberg, owned Fairway prior to its acquisition by investment funds affiliated with Sterling Investment Partners in January 2007.  Under the lease as currently in effect, the Unrelated Landlord for the building in which approximately half of this store is located has the option to terminate the lease effective on or after June 30, 2017, upon at least 18 months’ prior notice, in order to make substantial renovations to the existing building or construct a new building.  If the landlord elects to terminate the lease, then the Company has the option to enter into a new lease for space on the lower level, ground floor and second level of the renovated or new building constructed on those premises with no less than 20,000 rentable square feet.  However, during the renovation or construction, the portion of the Broadway store located in this building would have to be closed, and the Company expects that the remaining portion of the store would have to be closed for at least a portion of such period.

The Company has entered into an amended and restated lease with the Unrelated Landlord, effective as of February 1, 2014, to, among other things, delay the date after which such landlord may terminate the lease in order to make substantial renovations to the existing building or construct a new building from June 30, 2017 to February 1, 2029.  In addition, the Unrelated Landlord will be required to give the Company at least 24 months’ prior notice of any such election.  In the event the Unrelated Landlord exercises such option, the Company retains the right to enter into a new lease for space on the lower level, ground floor and second level of the renovated or new building constructed on those premises with no less than 20,000 rentable square feet.  The amended and restated lease also grants the Company three five year renewal options following the initial lease term, which ends January 31, 2039.  The initial base rent under the amended and restated lease will increase by approximately $1.2 million for fiscal 2015.

In order to obtain the Unrelated Landlord’s agreement to the terms of the amended and restated lease, the Unrelated Landlord required that the Related Landlord extend the option it had previously granted to the Unrelated Landlord to acquire certain development rights (air rights) from the Related Landlord from December 31, 2025 to January 31, 2039, for which the Company paid Mr. Glickberg’s two partners an aggregate of $500,000.

Director’s Compensation

For the calendar year ended December 31, 2014, each of our current non-employee directors has elected to receive his cash compensation in the form of restricted stock units for shares of Class A common stock, and Mr. Santoro has elected to receive his cash compensation for serving as Executive Chairman in the form of restricted stock units (“RSUs”) for shares of Class A common stock.  Accordingly, on the first trading day following the 15th day of the last month of each calendar quarter, each of Messrs. Barr, Key, Santoro, Selden and Suleman will receive that number of restricted stock units determined by dividing $20,625, $27,500, $41,250, $20,625 and $27,500 by the closing price of the Class A common stock on that date.  Shares of Class A common stock will be issued in settlement of the RSUs on the earliest to occur of (i) the second anniversary of the date of issuance of the RSUs, (ii) the director’s death or (iii) a Company Sale Event (as such term is defined in the Company’s 2013 Long-Term Incentive Plan).

For the calendar quarter ended December 31, 2013, each of Messrs. Barr, Santoro, Selden and Suleman elected to receive shares of Class A common stock in lieu of their cash director compensation and Mr. Santoro elected to receive his cash compensation for serving as Executive Chairman in shares of Class A common stock.  On December 26, 2013, the Company issued to each of Messrs. Barr, Santoro, Selden and Suleman 1,054 shares, 2,109 shares, 1,054 shares and 1,406 shares, respectively, of Class A common stock, determined by dividing their cash compensation by the closing price of the Class A common stock on that date.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibit filed herewith that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties.  The ability of the Company to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty.  Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements.  In addition, the forward-looking statements represent the Company’s views as of the date as of which they were made.  The Company anticipates that subsequent events and developments may cause its views to change.  However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.  Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2013, which was filed with the SEC on June 6, 2013, under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements”.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Letter Agreement, dated as of January 8, 2014, by and between Fairway Group Holdings Corp. and Howard Glickberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2014	Fairway Group Holdings Corp.

	By:	/s/ Edward C. Arditte
Name: Edward C. Arditte
Title: Executive Vice President—Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Letter Agreement, dated as of January 8, 2014, by and between Fairway Group Holdings Corp. and Howard Glickberg.